Filed Pursuant to Rule 424(b)(5)
Registration No. 333-285908

PROSPECTUS SUPPLEMENT
(To Prospectus dated March 27, 2025)

1,734,105 Ordinary Shares

MediWound Ltd.

We are offering to certain institutional and accredited investors 1,734,105 ordinary shares (“ordinary shares”) in this offering through this prospectus supplement and the accompanying prospectus.

Our ordinary shares are listed on the Nasdaq Global Market under the symbol “MDWD.” On September 26, 2025, the last reported sales price of our ordinary shares on the Nasdaq Global Market was $17.89 per share.

We have retained H.C. Wainwright & Co., LLC (“Wainwright” or the “placement agent”) to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its “reasonable best efforts” to arrange for the sale of our ordinary shares offered by this prospectus supplement and the accompanying prospectus, but the placement agent has no obligation to purchase or sell any of such ordinary shares or to arrange for the purchase or sale of any specific number or dollar amount of such securities. There is no required minimum number of our ordinary shares that must be sold as a condition to completion of this offering.

	Per Share	Total
Offering Price	$17.30	$30,000,016.50

Placement Agent Fees (1)	$1.00	$1,729,750.19

Proceeds to us before offering expenses	$16.30	$28,270,266.31

(1)
Consists of a cash fee of 7.0% of the aggregate gross proceeds in this offering (to be decreased to 1.75% to 5.0% for certain identified investors). In addition, we have agreed to pay the placement agent a non-accountable expense allowance of $85,000 and to pay certain clearing fees of $15,950. See “Plan of Distribution” beginning on page S-18 of this prospectus supplement for additional information with respect to the compensation we will pay the placement agent.

Investing in our ordinary shares involves a high degree of risk. Please read “Risk Factors” beginning on page S-4, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission, the Israel Securities Authority, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the ordinary shares is expected to be made on or about September 30, 2025, subject to customary closing conditions.

H.C. Wainwright & Co.

The date of this prospectus supplement is September 29, 2025

Table of Contents

Prospectus Supplement

Prospectus

S - i

ABOUT THIS PROSPECTUS SUPPLEMENT

We provide information to you about this offering of ordinary shares  in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus, dated March 19, 2025, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date‒for example, a document incorporated by reference in this prospectus supplement‒the statement in the document having the later date modifies or supersedes the earlier statement, as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and the placement agent has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the placement agent is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus supplement entitled “Where You Can Find More Information” and in the sections of the accompanying prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

We are offering to sell, and seeking offers to buy, ordinary shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement, the accompanying prospectus and the offering of the ordinary shares  in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the ordinary shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

When we refer to “MediWound,” “we,” “our,” “us” and the “Company” in this prospectus, we mean MediWound Ltd., and our consolidated subsidiaries unless otherwise specified.

S - ii

PRESENTATION OF FINANCIAL INFORMATION

We maintain our books and records in U.S. dollars and report under International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board. None of the consolidated financial statements incorporated by reference into this prospectus supplement or the accompanying prospectus were prepared in accordance with generally accepted accounting principles in the United States.

The term “shekels,” “Israeli shekels” and “NIS” refer to New Israeli Shekels, the lawful currency of the State of Israel, the terms “dollar,” “US$,” or “$” refer to the United States dollars, the lawful currency of the United States and the terms “Euros” or “€” refer to Euros, the lawful currency of the Eurozone.

MARKET, INDUSTRY AND OTHER DATA

This prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, contain estimates, projections and other information concerning our industry, our business and the markets for our product candidates, including data regarding total sales of products, the addressable market and patient population, their projected growth rates, the perceptions and preferences of patients and physicians regarding the disease indications that we are pursuing or may pursue, as well as data regarding market research, estimates and forecasts prepared by our senior management. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. These and other factors could cause our future performance to differ materially from our assumptions and estimates. See also “Cautionary Note Regarding Forward-Looking Statements.”

S - iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

In addition to historical facts, this prospectus supplement contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. We make forward-looking statements in this prospectus supplement that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives. In some cases, you can identify forward looking statements by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” or the negative of these terms or other similar expressions. The statements we make regarding the following matters are forward-looking by their nature:

•	our commercialization, marketing and manufacturing capabilities and strategy and the ability of our marketing team to cover European regional burn centers and units;

•
the timing and conduct of our trials of NexoBrid, EscharEx and our other pipeline product candidates, including statements regarding the timing, progress and results of current and future preclinical studies and clinical trials, and our research and development programs;

•	the clinical utility, potential advantages and timing or likelihood of regulatory filings and approvals of EscharEx and our other pipeline products;

•	our expectations regarding future growth, including our ability to develop new products;

•	our estimates regarding expenses, future revenues, capital requirements and our need for additional financing;

•	anticipated funding under our contracts with the U.S. Biomedical Advanced Research and Development Authority;

•	our ability to maintain adequate protection of our intellectual property;

•	our estimates regarding the market opportunity for NexoBrid, EscharEx and our other pipeline products;

•	our expectation regarding the duration of our inventory of intermediate drug substances and products;

•	the impact of our research and development expenses as we continue developing product candidates;

•	the impact of government laws and regulations;

•	our expectations regarding the operational capacity of our factory; and

•	our expectations regarding future filing of registration statements.

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. These statements may also be found in the sections of our annual report on Form 20-F for the year ended December 31, 2024, filed with the United States Securities and Exchange Commission (“SEC”) on March 19, 2025 and incorporated by reference herein, entitled “ITEM 3.D. Risk Factors,” “ITEM 4. Information on the Company,” “ITEM 5. Operating and Financial Review and Prospects,” “ITEM 10.E. Taxation-United States Federal Income Taxation-Passive Foreign Investment Company Considerations” and elsewhere in that annual report, including the sections entitled “ITEM 4.B. Business Overview” and “ITEM 4.B. Business Overview-Our Focus,” which contain information obtained from independent industry sources. The forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account the information currently available to us. These statements are only predictions based upon our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including the risks discussed in the section entitled “Risk Factors” below and in the section of our annual report on Form 20-F for the year ended December 31, 2024 entitled “ITEM 3.D. Risk Factors” and information contained in other documents we file with the SEC.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by law, we undertake no obligation to publicly update any forward-looking statements for any reason after the date of this prospectus supplement to conform these statements to actual results or to changes in our expectations.

S - iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary does not contain all of the information you should consider before investing in our ordinary shares. You should read this summary together with the more detailed information appearing in this prospectus supplement and the accompanying prospectus, including under the section entitled “Risk Factors,” and in the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and our consolidated financial statements and the related notes thereto in our other public filings which are incorporated by reference herein, before making an investment in our ordinary shares.

Overview

We are a global leader in next-generation enzymatic therapeutics focused on non-surgical tissue repair. Our solutions selectively remove non-viable hazardous tissue while preserving healthy tissue, offering a safer and more effective alternative to traditional methods. With robust in-house research, development, and manufacturing capabilities, the company produces and commercializes cutting-edge biologics for wound and burn care that exceed existing standards of care, improve patient outcomes, and reduce healthcare costs by eliminating the need for surgical interventions.

Our flagship product, NexoBrid, is a topically administered biological orphan drug that enzymatically removes eschar while preserving viable tissue in patients with deep partial- and full-thickness thermal burns. It is approved for use in more than 40 countries, including the United States, in the European Union, and Japan.

Building on our proprietary enzymatic technology, we are advancing EscharEx®, a Phase III pipeline drug for the treatment of chronic wounds. EscharEx is a bioactive, multimodal debridement therapy for the treatment of chronic and other hard-to-heal wounds, currently in the advanced stages of clinical development. It is a concentrate of proteolytic enzymes, enriched with bromelain, designed for topical and easy-to-use daily applications. In three Phase II clinical trials, EscharEx has demonstrated a strong safety profile and efficacy in debridement, granulation tissue promotion, and the reduction of bioburden and biofilm, effectively preparing wound beds for healing. In February 2025 we announced the initiation of VALUE, a global, pivotal Phase III trial evaluating EscharEx for the treatment of venous leg ulcers (VLUs). Enrollment in the global VALUE Phase III study for the treatment of venous leg ulcers (VLUs) is ongoing. The trial aims to enroll 216 patients across 40 sites in the U.S. and Europe. Interim sample size assessment is planned for mid-2026, after 65% of patients complete treatment.

In addition to the VALUE study, we plan to initiate a randomized, head-to-head Phase II study, comparing EscharEx to collagenase in VLU patients. The clinical trial protocol for this study has been submitted to the U.S. Food and Drug Administration (FDA). The study is expected to commence in the second half of 2025 and is designed to support a future Biologics License Application (BLA) and enhance the U.S. commercialization strategy. Furthermore, we are advancing preparations for a clinical trial targeting diabetic foot ulcers (DFUs), which is expected to begin in 2026.

Our pipeline also includes MW005, a topical therapeutic for the treatment of basal cell carcinoma that has demonstrated positive results in a Phase I/II study.

We manufacture NexoBrid and our product candidates in our cGMP certified sterile manufacturing facility at our headquarters in Yavne, Israel.

Our Corporate Information

We were incorporated under the laws of the State of Israel on January 27, 2000. Our principal executive offices are located at 42 Hayarkon Street, Yavne 8122745, Israel, and our telephone number is +972-77-971-4100. Our website is www.MediWound.com. The information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement and is not incorporated by reference herein. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711, and its telephone number is +1 (302) 738-6680.

Throughout this prospectus, we refer to various trademarks, service marks and trade names that we use in our business. The “MediWound” design logo, “MediWound”, “NexoBrid”, “EscharEx” and other trademarks or service marks of MediWound Ltd. appearing in this prospectus are the property of MediWound Ltd. We have several other registered trademarks, service marks and pending applications relating to our products. Although we have omitted the “®” and “™” trademark designations for such marks in this prospectus, all rights to such trademarks are nevertheless reserved. Other trademarks and service marks appearing in this prospectus are the property of their respective holders.

THE OFFERING

Ordinary shares we are offering	1,734,105 ordinary shares.

Ordinary shares to be outstanding immediately after this offering	12,821,433 ordinary shares..
Use of proceeds
We intend to use the net proceeds from this offering primarily to support EscharEx’s pre-commercial activities, to enhance its large-scale manufacturing capabilities, and for general corporate purposes. See “Use of Proceeds” for additional information.

Risk factors	See “Risk Factors” and other information included in this prospectus supplement for a discussion of factors that you should consider carefully before deciding to invest in our ordinary shares.

Nasdaq Global Market symbol	“MDWD.”

Unless otherwise stated, the number of ordinary shares to be outstanding after this offering is based on 11,087,328 ordinary shares outstanding as of September 29, 2025, and excludes the following as of that date:

•	758,590 ordinary shares issuable upon the exercise of share options outstanding as of September 29, 2025, at a weighted average exercise price of $18.51 per share;

•	47,397 ordinary shares issuable upon the settlement of restricted share units (“RSUs”) outstanding as of September 29, 2025;

•	65,420 ordinary shares reserved for issuance pursuant to future awards under our 2024 Equity Incentive Plan as of September 29, 2025; and
•
2,266,459 ordinary shares issuable upon the exercise of currently outstanding warrants that we issued in our previous PIPE and registered direct offerings (including warrants issued to the placement agent (or its designees) as compensation in connection with those offerings), which were each effected pursuant to a securities purchase agreement, each dated as of September 22, 2022, by and among us and the purchasers named therein (the “2022 Offerings”), which warrants are exercisable at an exercise price of $13.475 or $15.31 per share, as applicable.

Unless otherwise indicated, all information in this prospectus gives no effect to:

•
the exercise of the 2,266,459 currently outstanding warrants (as of September 29, 2025) that had been issued in the 2022 Offerings (including warrants issued to the placement agent (or its designees) as compensation in connection with that registered direct offering); and

•
the issuance of up to 1,378,051 ordinary shares upon the exercise of 1,326,345 outstanding share options and/or vesting of 51,706 outstanding RSUs under our 2024 Equity Incentive Plan (such number is as of June 30, 2025).

RISK FACTORS

Investing in our ordinary shares involves a high degree of risk. You should carefully consider the risks and uncertainties described below and discussed in our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 19, 2025, which is incorporated by reference in this prospectus supplement in its entirety, in addition to the other information set forth in this prospectus supplement and the accompanying prospectus, or incorporated by reference herein and therein, including the consolidated financial statements and the related notes incorporated by reference in this prospectus supplement, before purchasing our ordinary shares. If any of the following risks actually occurs, our business, financial condition, cash flows, and results of operations could be materially adversely affected. In that case, the trading price of our ordinary shares would likely decline and you might lose all or part of your investment. The risks described below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially adversely affect our business operations.

Risks Relating to This Offering

You may experience future dilution as a result of future equity offerings.

Until such time, if ever, as we can generate substantial revenue from the sale of our products, we expect to finance our cash needs through a combination of equity offerings, debt financings and license and development agreements. We do not currently have any committed external source of funds. To the extent that we raise additional capital through the further sale of equity securities or convertible debt securities, your ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a shareholder. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may be required to relinquish valuable rights to our research programs or product candidates or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings or other arrangements with third parties when needed, we may be required to delay, limit, reduce or terminate clinical development of our pipeline products or future commercialization efforts or grant rights to third parties to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

If you purchase our ordinary shares sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares.

The price per share of our ordinary shares being offered may be higher than the net tangible book value per share of our outstanding ordinary shares prior to this offering. The net tangible book value of our outstanding ordinary shares as of June 30, 2025 was $1.84 per share. Assuming aggregate gross proceeds from this offering of approximately $30.0 million, those who purchase ordinary shares in this offering will incur immediate and substantial dilution of approximately $13.54 per share, representing the difference between the offering price and our as adjusted net tangible book value as of June 30, 2025. The future exercise of outstanding warrants and options will result in further dilution of your investment. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below.

We have broad discretion as to the use of the net proceeds from this offering and may not use them effectively.

We intend to use the net proceeds from this offering to support EscharEx’s pre-commercial activities, to enhance its large-scale manufacturing capabilities, and for general corporate purposes.. However, our management will have broad discretion in the application of the net proceeds. We may also use a portion of the net proceeds to in-license, invest in or acquire businesses, technologies, products or assets that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions or in-licenses at this time. Our shareholders may not agree with the manner in which our management chooses to allocate the net proceeds from this offering. The failure by our management to apply these funds effectively could have a material adverse effect on our business, financial condition and results of operation. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $27.4 million based on the offering price of $17.30 per ordinary share, after deducting placement agent fees and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering primarily to support EscharEx’s pre-commercial activities, to enhance its large-scale manufacturing capabilities, and for general corporate purposes. We may also use a portion of the net proceeds to in-license, invest in or acquire businesses, technologies, products or assets that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions or in-licenses at this time.

Our management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated and actual growth of our business.

Pending the use of proceeds described above, we intend to invest the net proceeds in interest-bearing deposits.

DIVIDEND POLICY

We have never declared or paid cash dividends to our shareholders and we do not intend to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be at the discretion of our board of directors and will depend on a number of factors, including future earnings, our financial condition, operating results, contractual restrictions, capital requirements, business prospects, our strategic goals and plans to expand our business, applicable law and other factors that our board of directors may deem relevant. The Companies Law, 5759-1999 imposes restrictions on our ability to declare and pay dividends. Payment of dividends may be subject to Israeli withholding taxes.

See “Risk Factors—Risks Related to an Investment in Our Ordinary Shares—We have never paid cash dividends on our share capital, and we do not anticipate paying any cash dividends in the foreseeable future” in our Annual Report on Form 20-F for the year ended December 31, 2024, which is incorporated by reference in this prospectus

CAPITALIZATION

The following table presents our cash and cash equivalents and capitalization as of June 30, 2025:

• on an actual basis;
• on an as adjusted basis to give effect to the exercise of 206,799 Series A Warrants into our ordinary shares at an exercise price of $13.475 in July and August 2025; and
•      on a further as adjusted basis to give effect to the issuance of 1,734,105 ordinary shares in this offering at the offering price of $17.30 per ordinary share, after deducting placement agent fees and estimated offering expenses payable by us.

This table should be read in conjunction with our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of June 30, 2025
	Actual	As Adjusted	As Further Adjusted
	(in thousands, except share data)

Cash and cash equivalents and short-term deposits	$32,436	$35,223	$62,603
Warrants	$18,992	$17,194	$17,194
Liabilities*	$17,811	$17,811	$17,811

Shareholders’ equity:
Ordinary shares, NIS 0.07 par value: 20,000,000 shares authorized; 10,875,631 shares issued and outstanding (actual); 11,082,430 shares issued and outstanding (as adjusted); and 12,816,535 shares issued and outstanding (as further adjusted)	216	220	256
Share premium	239,014	243,595	270,939
Foreign currency translation adjustments	(21)	(21)	(21)
Accumulated deficit	(219,090)	(219,090)	(219,090)

Total shareholders’ equity	20,119	24,704	52,084

Total capitalization	$37,930	$42,515	$69,896

(*) Liabilities refers to long-term liabilities as presented in the balance sheet as of June 30, 2025.

The Capitalization table above excludes:

•	706,571 ordinary shares issuable upon the exercise of share options outstanding as of June 30, 2025, at a weighted average exercise price of $18.93 per share;

•	51,706 ordinary shares issuable upon the settlement of RSUs outstanding as of June 30, 2025;

•	65,420 ordinary shares reserved for issuance pursuant to future awards under our 2024 Equity Incentive Plan as of June 30, 2025; and
•
2,266,459 ordinary shares issuable upon the exercise of currently outstanding warrants that we issued in the 2022 Offerings (including warrants issued to the placement agent (or its designees) as compensation in connection with those offerings), which warrants are exercisable at an exercise price of $13.475 or $15.31 per share, as applicable.

DILUTION

If you invest in our ordinary shares in this offering, your interest will be diluted immediately to the extent of the difference between the offering price per share you will pay in this offering and the as adjusted net tangible book value per share of our ordinary shares after this offering. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of ordinary shares outstanding.

As of June 30, 2025, our net tangible book value was $20.1 million, or $1.84 per share ordinary share. After giving effect to our issuance and sale of 1,734,105 ordinary shares in this offering, the as adjusted net tangible book value as of June 30, 2025 would have been $47.4 million, or $3.76 per share. This represents an immediate increase in as adjusted net tangible book value to existing shareholders of $1.92 per share and an immediate dilution to those purchasing ordinary shares in this offering of $13.54 per share.

The following table illustrates this per share dilution to those purchasing ordinary shares in this offering:

Offering price per ordinary share		$17.30
Net tangible book value per ordinary share as of June 30, 2025	$1.84
Increase in net tangible book value per ordinary share as June 30, 2025 attributable to the offering	$1.92
Dilution per ordinary share as of June 30, 2025 to those purchasing shares in this offering		$13.54
As adjusted net tangible book value per ordinary share as of June 30, 2025 after giving effect to the offering		$3.76

The figures in the Dilution table above exclude, as of June 30, 2025:

•	706,571 ordinary shares issuable upon the exercise of share options outstanding as of June 30, 2025, at a weighted average exercise price of $18.93 per share;

•	51,706 ordinary shares issuable upon the settlement of RSUs outstanding as of June 30, 2025;

•	65,420 ordinary shares reserved for issuance pursuant to future awards under our 2024 Equity Incentive Plan as of June 30, 2025; and
•
2,473,258 ordinary shares issuable upon the exercise of currently outstanding warrants that we issued in the 2022 Offerings (including warrants issued to the placement agent (or its designees) as compensation in connection with those offerings), which warrants are exercisable at an exercise price of $13.475 or $15.31 per share, as applicable.

To the extent that any of our outstanding warrants or options are exercised or RSUs settle, those purchasing ordinary shares in this offering will experience further dilution. In addition, to the extent that we raise additional capital through the sale of equity securities or convertible debt securities, the issuance of these securities could result in further dilution.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering 1,734,105 ordinary shares.

Authorized Capital Stock

Our authorized share capital consists of 20,000,000 ordinary shares, par value NIS 0.07 per share, of which 11,087,328 shares are issued and outstanding as of September 29, 2025 (prior to the current offering).

All of our outstanding ordinary shares are validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not provide any preemptive rights.

Our registration number with the Israeli Registrar of Companies is 51-289494-0. Our purpose as set forth in our articles of association is to engage in any lawful activity.

Ordinary Shares

Our ordinary shares are listed on The Nasdaq Global Market under the symbol “MDWD.”

The Transfer Agent and Registrar for our ordinary shares is Equiniti Trust Company, LLC.

See “Description of Securities” in our prospectus for more information regarding our ordinary shares.

TAXATION

The following is a general discussion of the material U.S. and Israeli tax consequences concerning the acquisition, ownership and disposition of our ordinary shares. It is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of our ordinary shares. This discussion is included for general information purposes only, does not purport to be complete, and does not constitute and is not a tax opinion or tax advice to any investor. You should consult your tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.

Israeli Taxation

This section contains a general discussion of material Israeli tax consequences concerning the acquisition, ownership, and disposition of our ordinary shares purchased by investors in this offering. This summary does not discuss all the aspects of Israeli tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law. Examples of such investors include residents of Israel or traders in securities who are subject to special tax regimes not covered in this discussion. Because parts of this discussion are based on tax legislation that has not yet been subject to judicial or administrative interpretation, we cannot assure you that the appropriate tax authorities or the courts will accept the views expressed in this discussion. The discussion below is subject to change, including due to amendments under Israeli law or changes to the applicable judicial or administrative interpretations of Israeli law, which change could affect the accuracy of the tax consequences described below.

Taxation of Our Shareholders

Capital Gains Taxes Applicable to Non-Israeli Resident Shareholders. The Israeli Income Tax Ordinance [New Version], 5721-1961 (the “Tax Ordinance”) generally imposes a capital gains tax on the disposition of capital assets by non-Israeli tax residents if those assets (i) are located in Israel, (ii) are shares or a right to shares in an Israeli resident corporation, or (iii) represent, directly or indirectly, rights to assets located in Israel, unless a specific exemption is available or unless a tax treaty between Israel and the shareholder’s country of residence provides otherwise. The Tax Ordinance distinguishes between real capital gain and inflationary surplus. The inflationary surplus is a portion of the total capital gain equivalent to the increase of the relevant asset’s tax basis attributable to an increase in the Israeli consumer price index or, in certain circumstances, a foreign currency exchange rate, between the date of purchase and the date of disposition. Inflationary surplus is not currently subject to tax in Israel. The real capital gain is the excess of the total capital gain over the inflationary surplus.

Generally, a non-Israeli resident (whether an individual or a corporation) who derives capital gains from the sale of shares in an Israeli resident company purchased upon or after the registration of the shares on the TASE or on a regulated market outside of Israel (such as Nasdaq) should be exempt from Israeli capital gains tax unless, among others, (i) the capital gain derived from the sale of shares was attributed to a permanent establishment that the non-Israeli resident shareholder maintains in Israel, or (ii) the Israeli resident company is classified as a real estate investment trust or ceased to be a real estate investment trust (as defined in the Tax Ordinance). Non-Israeli “body of persons” (as defined under the Tax Ordinance, which includes corporate entities, partnerships and other entities) will not be entitled to the foregoing exemption if Israeli residents, whether directly or indirectly: (i) have a controlling interest of more than 25% in such non-Israeli entity or (ii) are the beneficiaries of, or are entitled to, 25% or more of the revenues or profits of such non-Israeli entity. In addition, such exemption is not applicable to a person whose gains from selling or otherwise disposing of the shares are deemed to be business income.

If not exempt, a non-Israeli resident shareholder would generally be subject to tax on capital gain at the ordinary corporate tax rate (23% in 2025), if generated by a company, or at the rate of 25%, if generated by an individual, or 30%, if generated by an individual who is a “substantial shareholder” (as defined under the Tax Ordinance), at the time of sale or at any time during the preceding 12-month period (or if the shareholder claims a deduction for interest and linkage differences expenses in connection with the purchase and holding of such shares). A “substantial shareholder” is generally a person who alone or together with such person’s relative or another person who collaborates with such person on a permanent basis, holds, directly or indirectly, at least 10% of any of the “means of control” of the corporation. “Means of control” generally include, among others, the right to vote, receive profits, nominate a director or an executive officer, receive assets upon liquidation, or order someone who holds any of the aforesaid rights how to act, regardless of the source of such right. Individual and corporate shareholders dealing in securities in Israel are taxed at the tax rates applicable to business income (a corporate tax rate for a corporation (23% in 2025) and a marginal tax rate of up to 47% for an individual in 2025 (excluding excess tax as discussed below)) unless contrary provisions in a relevant tax treaty apply. If the individual claims a deduction of interest and linkage fluctuation expenses in connection with the purchase or holding of the shares, the gain will generally be taxed at a fixed rate of 30% until the promulgation of regulations setting forth the rules and conditions for deduction of real interest and linkage differentials pursuant to section 101A(a)(9) and 101A(b) of the Tax Ordinance.

Additionally, a sale of shares by a non-Israeli resident may be exempt from Israeli capital gains tax under the provisions of an applicable tax treaty between Israel and the shareholder’s country of residence. For example, under the Convention Between the Government of the United States and the Government of the State of Israel with respect to Taxes of Income, as amended (the “the United States-Israel Tax Treaty”), the disposition of shares by a shareholder who (i) is a U.S. resident (for purposes of the United States-Israel Tax Treaty), (ii) holds the shares as a capital asset, and (iii) is entitled to claim the benefits afforded to such person by the United States-Israel Tax Treaty, is generally exempt from Israeli capital gains tax. Such exemption will not apply, inter alia, if (a) the capital gain arising from such sale, exchange or disposition is attributed to a permanent establishment that the shareholder maintains in Israel, (b) the shareholder holds, directly or indirectly, shares representing 10% or more of the voting capital of the company at any time in the 12-month period preceding such sale, exchange or disposition, subject to certain conditions, (c) such U.S. resident is an individual and was present in Israel for a period or periods aggregating to 183 days or more during the relevant taxable year, (d) the capital gains arising from such sale, exchange or disposition is attributed to real estate located in Israel, or (e) the capital gain arising from such sale, exchange or disposition is attributed to royalties. In each case, the sale, exchange or disposition of our ordinary shares would be subject to Israeli tax, to the extent applicable; however, under the United States-Israel Tax Treaty, the taxpayer may be permitted to claim a credit for such taxes against the U.S. federal income tax imposed with respect to such sale, exchange or disposition, subject to the limitations under U.S. law applicable to foreign tax credits. The United States-Israel Tax Treaty does not provide such credit against any U.S. state or local taxes. Application for this exemption requires appropriate documentation presented to and specific instruction received from the Israel Tax Authority (the “ITA”).

Regardless of whether non-Israeli shareholders may be liable for Israeli capital gains tax on the sale of our ordinary shares, the payment of the consideration may be subject to withholding of Israeli tax at source. Shareholders may be required to demonstrate that they are exempt from tax on their capital gains in order to avoid withholding at source at the time of sale. Specifically, in transactions involving a sale of all of the shares of an Israeli resident company, in the form of a merger or otherwise, the ITA may require from shareholders who are not liable for Israeli tax to sign declarations in forms specified by this authority or obtain a specific exemption from the ITA to confirm their status as non-Israeli tax residents, and, in the absence of such declarations or exemptions, may require the purchaser of the shares to withhold Israeli taxes at source.

In addition, with respect to mergers involving an exchange of shares, Israeli tax law allows for tax deferral in certain circumstances but makes the deferral contingent on the fulfillment of a number of conditions, including, in some cases, a holding period of up to two years from the date of the transaction during which sales and dispositions of shares of the participating companies are subject to certain restrictions. Moreover, with respect to certain share swap transactions in which the sellers receive shares in the acquiring entity that are publicly traded on a stock exchange, the tax deferral is limited in time, and when such time expires, the tax becomes payable even if no disposition of such shares has occurred. In order to benefit from the tax deferral, a pre-ruling from the ITA might be required.

Taxation of Non-Israeli Resident Shareholders on Receipt of Dividends. Non-Israeli residents (whether individuals or corporations) are generally subject to Israeli income tax on the receipt of dividends paid on our ordinary shares at the rate of 25%, unless relief is provided under the provisions of an applicable tax treaty between Israel and the shareholder’s country of residence (provided that a certificate from the ITA allowing for a reduced withholding tax rate or a tax exemption is obtained in advance). With respect to a person who is a “substantial shareholder” (described above) at the time of receiving the dividend or on any time during the preceding 12 months, the applicable tax rate is 30%. Dividends paid on publicly traded shares, like our ordinary shares, to non-Israeli residents, are generally subject to Israeli withholding tax at a rate of 25%, so long as the shares are registered with a nominee company (whether or not the recipient is a substantial shareholder), unless a lower rate is provided under an applicable tax treaty (provided that a certificate from the ITA allowing for a reduced withholding tax rate is obtained in advance). However, a distribution of dividends to non-Israeli residents is generally subject to withholding tax at source at a rate of 15% or 20% if the dividend is distributed from income attributed to a "Benefited Enterprise," as such term is defined in the Law for the Encouragement of Capital Investments, 5719-1959.

For example, under the United States-Israel Tax Treaty and subject to the eligibility to the benefits under such treaty, the maximum rate of tax withheld at source in Israel on dividends paid to a holder of our ordinary shares who is a U.S. resident (for purposes of the United States-Israel Tax Treaty) is 25%. However, for dividends not generated by an Approved Enterprise, Benefited Enterprise or Preferred Enterprises and paid to a U.S. corporation holding 10% or more of the outstanding voting capital throughout the tax year in which the dividend is distributed as well as during the previous tax year, the maximum rate of withholding tax is generally 12.5%, provided that not more than 25% of the gross income of the Israeli resident paying corporation for such preceding year consists of certain types of dividends and interest. Notwithstanding the foregoing, dividends distributed from income attributed to a Benefited Enterprise are subject to withholding tax at the rate of 15% for such U.S. corporate shareholder, provided that the conditions related to the holding of 10% of our voting capital and to our gross income for the previous year (as set forth in the previous sentence) are met. The aforementioned rates under the United States-Israel Tax Treaty would not apply if the dividend income is derived through a permanent establishment of the U.S. resident in Israel.

If the dividend is attributable partly to income derived from a Benefited Enterprise and partly to other sources of income, the withholding rate will be a blended rate reflecting the relative portions of the two types of income. U.S. residents (for purposes of the United States-Israel Tax Treaty) who are subject to Israeli withholding tax on a dividend may be entitled to a credit or deduction for United States federal income tax purposes up to the amount of the taxes withheld, subject to detailed rules contained in U.S. tax law.

We cannot assure you that we will designate the profits that we may distribute in a way that will reduce shareholders’ tax liability.

A non-Israeli resident who receives dividends from which tax was withheld is generally exempt from the obligation to file tax returns in Israel in respect of such income, provided, inter alia, that (i) such income was not derived from a business conducted in Israel by the taxpayer, (ii) the taxpayer has no other taxable sources of income in Israel with respect to which a tax return is required to be filed and (iii) the taxpayer is not obliged to pay Excess Tax (as further explained below).

Excess Tax

Individuals who are subject to tax in Israel (whether any such individual is an Israeli resident or non-Israeli resident) are also subject to an additional tax at a rate of 3% on annual income exceeding NIS 721,560 for 2025,which amount is generally linked to the annual change in the Israeli consumer price index (with the exception that based on Israeli new legislation such amount, and certain other statutory amounts will not be linked to the Israeli consumer price index for the years 2025-2027), including, but not limited to, dividends, interest and capital gain. According to new legislation, in effect as of January 1, 2025, an additional 2% excess tax is imposed on Capital-Sourced Income (defined as income from any source other than employment income, business income or income from “personal effort”), to the extent that the Individual’s Capital Sourced Income exceeds the specified threshold of NIS 721,560 (and regardless of the employment/business income amount of such individual). This new excess tax applies, among other things, to income from capital gains, dividends, interest, rental income, or the sale of real property.

Estate and Gift Tax

Israeli tax law presently does not impose estate or gift taxes.

Material U.S. Federal Income Tax Consequences

The following is a description of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our ordinary shares to a U.S. Holder (as defined below). This description addresses only the material U.S. federal income tax consequences of beneficial ownership of the ordinary shares held as capital assets. This description does not address tax considerations applicable to U.S. Holders that may be subject to special tax rules, including, without limitation:

•	banks, financial institutions or insurance companies;

•	real estate investment trusts, regulated investment companies or grantor trusts;

•	dealers or traders in securities, commodities or currencies;

•
tax-exempt entities or organizations, including an “individual retirement account” or “Roth IRA” as defined in Section 408 or 408A of the U.S. Internal Revenue Code, as amended (the “Code”), respectively;

•	certain former citizens or long-term residents of the United States;

•	persons that received our ordinary shares as compensation for the performance of services;

•	persons that will hold our ordinary shares as part of a “hedging,” “integrated” or “conversion” transaction or as a position in a “straddle” for U.S. federal income tax purposes;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the ordinary shares being taken into account in an applicable financial statement;

•
partnerships (including entities or arrangements classified as partnerships for U.S. federal income tax purposes) or other pass-through entities, or holders that will hold our ordinary shares through such an entity;

•	S corporations;

•	holders that acquire ordinary shares as a result of holding or owning our preferred shares;

•	U.S. Holders whose “functional currency” is not the U.S. Dollar;

•	persons that are residents or ordinarily resident in or have a permanent establishment in a jurisdiction outside the United States; and

•	holders that own or have owned directly or indirectly or by attribution 10.0% or more of the voting power or value of our shares.

Moreover, this description does not address any U.S. federal tax consequences other than U.S. federal income tax consequences. It does not address the U.S. federal estate, gift or any alternative minimum tax consequences, Medicare consequences, or any state, local or foreign tax consequences, of the acquisition, ownership and disposition of our ordinary shares.

This description is based on the Code, applicable U.S. Treasury Regulations and judicial and administrative interpretations thereof, in each case as in effect and available on the date hereof, each of which is subject to change (possibly with retroactive effect). Any such change could affect the tax consequences described below. There can be no assurances that the U.S. Internal Revenue Service (the “IRS”), will not take a different position concerning the tax consequences of the acquisition, ownership and disposition of our ordinary shares or that such a position would not be sustained. Holders should consult their tax advisors concerning the U.S. federal, state, local and foreign tax consequences of acquiring, owning and disposing of our ordinary shares issued pursuant to this offering in their particular circumstances.

For purposes of this description, a “U.S. Holder” is a beneficial owner of our ordinary shares that, for U.S. federal income tax purposes, is:

•	an individual that is a citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof, including the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if such trust has validly elected to be treated as a United States person for U.S. federal income tax purposes or if (1) a court within the United States is able to exercise primary supervision over its administration and (2) one or more U.S. persons have the authority to control all of the trust’s substantial decisions.

If any entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our ordinary shares, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Such a partner or partnership should consult its tax advisor as to the particular U.S. federal income tax consequences of acquiring, owning and disposing of our ordinary shares issued pursuant to this offering in its particular circumstance.

Unless otherwise indicated, this discussion assumes that the Company is not, and will not become, a “passive foreign investment company,” or PFIC, for U.S. federal income tax purposes. See “-Passive Foreign Investment Company Considerations” below.

You should consult your tax advisor with respect to the U.S. federal, state, local and foreign tax consequences of acquiring, owning and disposing of our ordinary shares issued pursuant to this offering.

Distributions on our Ordinary Shares

We do not intend to pay cash dividends in the foreseeable future. However, if any distribution of property is made on our ordinary shares, then, subject to the discussion below under “-Passive Foreign Investment Company Considerations,” the gross amount of any distribution made to you with respect to our ordinary shares (before reduction for any Israeli taxes withheld therefrom) will generally be includible in your income as dividend income to the extent such distribution is paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. To the extent such distribution exceeds our current and accumulated earnings and profits as determined under U.S. federal income tax principles, it will be treated first as a tax-free return of your adjusted tax basis in our ordinary shares (but not below zero) and thereafter as either long-term or short-term capital gain depending upon whether your holding period for our ordinary shares exceeds one year as of the time such distribution is received. However, we do not expect to maintain calculations of our earnings and profits under U.S. federal income tax principles. Therefore, if you are a U.S. Holder, you should expect that the entire amount of any distribution generally will be taxable as dividend income to you. Non-corporate U.S. Holders may qualify for the lower rates of taxation with respect to dividends on ordinary shares applicable to long-term capital gains (i.e., gains from the sale of capital assets held for more than one year) if certain conditions are met, including certain holding period requirements and the absence of certain risk reduction transactions. Such lower rate of taxation shall not apply if the Company is a PFIC with respect to the U.S. Holder for the taxable year in which it pays a dividend, or was a PFIC for the preceding taxable year. Finally, the dividends will not be eligible for the dividends received deduction generally allowed to corporate U.S. Holders.

Dividends paid to you with respect to our ordinary shares will generally be treated as foreign source income, which may be relevant in calculating your foreign tax credit limitation. Subject to certain conditions and limitations, Israeli tax withheld on dividends may be deducted from your taxable income or credited against your U.S. federal income tax liability. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends generally should constitute “passive category income.” A foreign tax credit for foreign taxes imposed on distributions may be denied if you do not satisfy certain minimum holding period requirements. The rules relating to the determination of the foreign tax credit are complex, and U.S. Treasury regulations (“Foreign Tax Credit Regulations”) that apply to foreign income taxes paid or accrued in taxable years beginning on or after December 28, 2021 further restrict the availability of any such credit based on the nature of the tax imposed by the non-U.S. jurisdiction, although the IRS has provided temporary relief from the application of certain aspects of these regulations until new guidance or regulations are issued. You should consult your tax advisor to determine whether and to what extent you will be entitled to this credit.

Sale, Exchange or Other Taxable Disposition of Ordinary Shares

Subject to the discussion below under “-Passive Foreign Investment Company Considerations,” you generally will recognize gain or loss on the sale, exchange or other taxable disposition of our ordinary shares equal to the difference between the amount realized on such sale, exchange or other taxable disposition and your adjusted tax basis in such ordinary shares, and such gain or loss will generally be capital gain or loss. If any Israeli tax is imposed on the sale, exchange or other taxable disposition of our ordinary shares, a U.S. Holder’s amount realized will include the gross amount of the proceeds of such disposition before deduction of the Israeli tax. The adjusted tax basis in an ordinary share generally will be equal to the cost of such ordinary share. If you are a non-corporate U.S. Holder, capital gain from the sale, exchange or other taxable disposition of our ordinary shares will generally be eligible for a preferential rate of taxation applicable to capital gains if your holding period for such ordinary shares exceeds one year. The deductibility of capital losses for U.S. federal income tax purposes is subject to limitations under the Code.

Any gain or loss that a U.S. Holder recognizes on the sale, exchange or other taxable disposition of our ordinary shares generally will be treated as U.S. source income or loss for foreign tax credit limitation purposes. Because you may use foreign tax credits to offset only the portion of U.S. federal income tax liability that is attributed to foreign source income in the same category, you may be unable to claim a foreign tax credit with respect to Israeli tax, if any, imposed on any such U.S.-source gain. Additionally, as discussed above, the Foreign Tax Credit Regulations may further limit your ability to claim such a foreign tax credit, depending on the nature of such Israeli tax, although the IRS has provided temporary relief from the application of certain aspects of these regulations until new guidance or regulations are issued. In addition, if you are eligible for the benefit of the income tax convention between the United States and the State of Israel and pay Israeli tax in excess of the amount applicable to you under such convention or if the Israeli tax paid is refundable, you will not be able to claim any foreign tax credit with respect to such Israeli tax. You should consult your tax advisor as to whether the Israeli tax on gains may be creditable against your U.S. federal income tax on foreign-source income from other sources.

Passive Foreign Investment Company Considerations

If we were to be classified as a PFIC for any taxable year, a U.S. Holder of our ordinary shares would be subject to special rules generally intended to reduce or eliminate any benefits from the deferral of U.S. federal income tax that a U.S. Holder could derive from investing in a non-U.S. company that does not distribute all of its earnings on a current basis.

A non-U.S. corporation will be classified as a PFIC for federal income tax purposes in any taxable year in which, after applying certain look-through rules with respect to the income and assets of subsidiaries, either:

•	at least 75% of its gross income is “passive income”; or

•
at least 50% of the average quarterly value of its total gross assets (which may be determined in part by the market value of our ordinary shares, which is subject to change) is attributable to assets that produce “passive income” or are held for the production of passive income.

Passive income for this purpose generally includes dividends, interest, royalties, rents, gains from commodities and securities transactions, the excess of gains over losses from the disposition of assets which produce passive income, and includes amounts derived by reason of the temporary investment of funds raised in offerings of our ordinary shares. If a non-U.S. corporation owns at least 25% by value of the stock of another corporation, the non-U.S. corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation and as receiving directly its proportionate share of the other corporation’s income. If we are classified as a PFIC in any year with respect to which a U.S. Holder owns our ordinary shares, we will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding years during which the U.S. Holder owns our ordinary shares unless we cease to be a PFIC and the U.S. Holder has made a “deemed sale election” under the PFIC rules.

Based on our current estimates of our gross income and the estimated fair market value of our gross assets, our intended use of the proceeds of this offering and the nature of our business, we do not believe we were classified as a PFIC for the taxable year ending December 31, 2024. However, we must determine our PFIC status annually based on tests which are factual in nature, and our status in future years will depend on our income, assets and activities in those years. Further, because the value of our gross assets is likely to be determined in large part by reference to our market capitalization, a decline in the value of our ordinary shares or an increase in the value of our passive assets (including cash and short term investments) may result in our becoming a PFIC. In addition, our status as a PFIC may depend on how quickly we utilize the cash proceeds from this offering (and any future offerings) in our business. There can be no assurance that we will not be considered a PFIC for the current or any future taxable year.

If we were a PFIC, and you are a U.S. Holder, then unless you make one of the elections described below, a special tax regime will apply to both (a) any “excess distribution” by us to you (generally, your ratable portion of distributions in any year which are greater than 125% of the average annual distribution received by you in the shorter of the three preceding years or your holding period for our ordinary shares) and (b) any gain realized on the sale or other disposition of the ordinary shares. Under this regime, any excess distribution and realized gain will be treated as ordinary income and will be subject to tax as if (i) the excess distribution or gain had been realized ratably over your holding period, (ii) the amount deemed realized in each year had been subject to tax in each year of that holding period at the highest marginal rate for such year (other than income allocated to the current period or any taxable period before we became a PFIC, which would be subject to tax, at the U.S. Holder’s regular ordinary income rate for the current year and would not be subject to the interest charge discussed below), and (iii) the interest charge generally applicable to underpayments of tax had been imposed on the taxes deemed to have been payable in those years. In addition, dividend distributions made to you will not qualify for the lower rates of taxation applicable to long-term capital gains discussed above under “Distributions.” Certain elections may be available that would result in an alternative treatment (such as mark-to-market treatment) of our ordinary shares.

If a U.S. Holder makes a valid mark-to-market election, for the first tax year in which such U.S. Holder holds (or is deemed to hold) ordinary shares in a corporation and for which such corporation is determined to be a PFIC, the U.S. Holder generally will recognize as ordinary income any excess of the fair market value of the ordinary shares at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the ordinary shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark- to-market election). If a U.S. Holder makes the election, the U.S. Holder’s tax basis in the ordinary shares will be adjusted to reflect these income or loss amounts. Any gain recognized on the sale or other disposition of ordinary shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election).

The mark-to-market election is available only if we are a PFIC and our ordinary shares are “regularly traded” on a “qualified exchange.” Our ordinary shares will be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of the ordinary shares, are traded on a qualified exchange on at least 15 days during each calendar quarter. Nasdaq is a qualified exchange for this purpose. If we are a PFIC, the general tax treatment for U.S. Holders described in this section would apply to indirect distributions and gains deemed to be realized by U.S. Holders in respect of any entity in which we hold equity that is also a PFIC (a “lower tier PFIC”). Because a mark-to-market election generally would not be available with respect to any lower-tier PFICs, a U.S. Holder may continue to be subject to the PFIC rules with respect to such holder’s indirect interest in any investments held by us that are treated as an equity interest in such lower tier PFICs.

We do not intend to provide the information necessary for U.S. Holders to make qualified electing fund elections if we are classified as a PFIC. U.S. Holders should consult their tax advisors to determine whether any of these elections would be available and if so, what the consequences of the alternative treatments would be in their particular circumstances.

If a U.S. Holder owns ordinary shares during any year in which we are a PFIC, the U.S. Holder generally will be required to file an IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) or successor form with respect to the company, generally with the U.S. Holder’s federal income tax return for that year.

U.S. Holders should consult their tax advisors regarding whether we are a PFIC and the potential application of the PFIC rules.

Backup Withholding Tax and Information Reporting Requirements

United States backup withholding tax and information reporting requirements may apply to certain payments to certain holders of stock. Information reporting generally will apply to distributions (including constructive distributions) on, and proceeds from the sale, exchange or redemption of, our ordinary shares made within the United States or by a United States payor or United States middleman, to a holder of our ordinary shares, other than an exempt recipient (including a payee that is not a United States person that provides an appropriate certification and certain other persons). Payments made (and sales or other dispositions effected at an office) outside the U.S. will be subject to information reporting in limited circumstances. A payor will be required to withhold backup withholding tax from any payments of dividends (including constructive dividends) on, or the proceeds from the sale or redemption of, ordinary shares within the United States, or by a United States payor or United States middleman, to a holder, other than an exempt recipient, if such holder fails to furnish its correct taxpayer identification number and a duly executed IRS Form W-9 or otherwise fails to comply with, or establish an exemption from, such backup withholding tax requirements or to report dividends required to be shown on the holder’s U.S. federal income tax returns. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against the beneficial owner’s United States federal income tax liability, if any, and any excess amounts withheld under the backup withholding rules may be refunded, provided that the required information is timely furnished to the IRS.

Foreign Financial Asset Reporting

Certain U.S. Holders who are individuals (and certain entities) are required to report information relating to an interest in our ordinary shares, subject to certain exceptions (including an exception for ordinary shares held in accounts maintained by certain financial institutions) by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their federal income tax return. U.S. Holders are urged to consult their tax advisors regarding their information reporting obligations, if any, with respect to their ownership and disposition of our ordinary shares.

The above description is not intended to constitute a complete analysis of all tax consequences relating to acquisition, ownership, and disposition of our ordinary shares issued pursuant to this offering. You should consult your tax advisor concerning the tax consequences of the acquisition, ownership and disposition of our ordinary shares in your particular situation.

PLAN OF DISTRIBUTION

Pursuant to an engagement letter, we have engaged H.C. Wainwright & Co. LLC, or Wainwright, as our exclusive placement agent for this offering. Wainwright is not purchasing or selling any shares, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of shares other than the use their reasonable “best efforts” to arrange for the sale of shares  by us. Therefore, we may not sell the entire amount of shares being offered. The terms of this offering were subject to market conditions and negotiations between us, Wainwright and prospective investors. The engagement letter does not give rise to any commitment by Wainwright to purchase any of our securities, and Wainwright will have no authority to bind us by virtue of the engagement agreement. Further, Wainwright does not guarantee that it will be able to raise new capital in any prospective offering. Wainwright may engage one or more sub-agents or selected dealers to assist with the offering.

We have entered into securities purchase agreements directly with the investors in connection with this offering, and we will only sell to the investors who have entered into the securities purchase agreements.

We expect to deliver the ordinary shares being offered pursuant to this prospectus supplement on or about September 30, 2025, subject to the satisfaction of customary closing conditions.

Upon the closing of this offering, we will pay Wainwright a cash fee equal to 7.0% of the aggregate gross proceeds to us from the sale of the ordinary shares  in the offering (to be decreased to 1.75% to 5.0% for certain identified investors). We have also agreed to pay Wainwright for its role as placement agent for this offering a non-accountable expense allowance of $85,000 and clearing fees of $15,950. We estimate the total expenses of this offering, which will be payable by us, excluding the placement agent fees and expenses, will be approximately $550,000 .

Wainwright shall also be entitled to the foregoing cash with respect to certain investors brought over-the-wall during the term of the engagement letter that invest in any subsequent capital-raising transaction during the 10-month period following the termination or expiration of the engagement letter.

In addition, we have agreed that (i) we will not conduct any issuances of our ordinary shares for a period 60 days following the closing of this offering, and (ii) we will not enter into a variable rate transaction for a period ending on the 6-month anniversary of the closing of this offering.

We have agreed to indemnify Wainwright and specified other persons against certain liabilities relating to or arising out of Wainwright’s activities under the engagement letter and to contribute to payments that Wainwright may be required to make in respect of such liabilities.

Wainwright may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, Wainwright would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of ordinary shares by Wainwright acting as principal. Under these rules and regulations, Wainwright:

•	may not engage in any stabilization activity in connection with our securities; and

•
may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act of 1934, as amended, until it has completed its participation in the distribution.

•
An associated person of H.C. Wainwright & Co., LLC has agreed to purchase in this offering, on the same terms and conditions, an aggregate of 28,902 ordinary share for a total purchase price of $790,000.

The form of securities purchase agreement will be filed as an exhibit to our Report of Foreign Private Issuer on Form 6-K with the SEC that will be incorporated by reference into the registration statement of which this prospectus supplement forms a part.

From time to time, Wainwright may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they may receive customary fees and commissions. Wainwright acted as our exclusive placement agent in connection with our 2022 and 2023 Offerings, for which it received compensation. We currently have no other present arrangements with Wainwright for any further services.

The Transfer Agent and Registrar for our ordinary shares is Equiniti Trust Company, LLC.

Our ordinary shares are traded on The Nasdaq Global Market under the symbol “MDWD.

LEGAL MATTERS

The validity of the ordinary shares and other legal matters concerning this offering relating to Israeli law will be passed upon for us by Meitar | Law Offices, Ramat Gan, Israel. Certain legal matters in connection with this offering relating to U.S. law will be passed upon for us by Latham & Watkins LLP.

EXPERTS

The consolidated financial statements of MediWound Ltd. as of December 31, 2024 and 2023, and  for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We are subject to the periodic reporting and other informational requirements of the Exchange Act. Under the Exchange Act, we file annual reports and other information with the SEC. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a web site that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

We maintain a corporate website at www.MediWound.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus supplement and the accompanying prospectus about the registration statement are summaries and each statement is qualified in all respects by reference to the registration statement. You should refer to the registration statement for a more complete description of the relevant matters.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and accompanying prospectus, and subsequent information that is incorporated by reference herein will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or replaces that statement.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with, or furnished to, the SEC:

•	Our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 19, 2025 (File No. 001-36349); and

•
Our Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on February 12, 2025 (including the information contained in Exhibit 99.1, but excluding quotes of our senior management), March 19, 2025 (including the information contained in Exhibit 99.1, but excluding quotes of our senior management), April 7, 2025, May 15, 2025, May 21, 2025 (including the information contained in Exhibit 99.1, but excluding quotes of our senior management), August 14, 2025 (including the information contained in Exhibit 99.1, but excluding quotes of our senior management), August 19, 2025 and September 29, 2025 (each, solely with respect to the portions specified therein); and

•
The description of our ordinary shares contained under the heading “Item 1. Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A, as filed with the SEC on March 12, 2014, as updated by the description of our ordinary shares filed as Exhibit 2.1 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2024.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus supplement (if such reports on Form 6-K expressly state that they are incorporated by reference into the registration statement on Form F-3 (Registration No. 333-285908)) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus supplement and the accompanying prospectus.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

MediWound Ltd.
42 Hayarkon Street
Yavne, 8122745 Israel
+972-77-971-4100
Attention: Investor Relations

PROSPECTUS

$125,000,000 of Ordinary Shares, Warrants and/or
Debt Securities, Separately and/or Units, Offered by the Company.

and

Up to 1,266,141 Ordinary Shares Offered by the Selling Shareholder

MediWound Ltd.

We may offer from time to time in one or more series or issuances ordinary shares, warrants to purchase ordinary shares and/or debt securities consisting of debentures, notes or other evidences of indebtedness or any combination of the above, separately or as units. We refer to the ordinary shares, warrants, debt securities and units collectively as “securities” in this prospectus.

In addition, the selling shareholder may offer up to 1,266,141 ordinary shares. We will not receive any of the proceeds from the sale of ordinary shares by the selling shareholder.

Each time we or a selling shareholder sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

We or the selling shareholder may, from time to time, offer the securities through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Stock Market at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our ordinary shares are traded on the Nasdaq Global Market under the symbol “MDWD.” The closing price of our ordinary shares, as reported on the Nasdaq Global Market on March 18, 2025 was $19.27.

Investing in these securities involves certain risks. Please carefully consider the “Risk Factors” in Item 3 of our most recent annual report on Form 20-F incorporated by reference in this prospectus, and the “Risk Factors” referenced on page 3 of this prospectus, and in any applicable supplement to this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities being offered by this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                   , 2025

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this process, we may offer and sell our securities under this prospectus and an accompanying prospectus supplement, and the selling shareholder referred to in this prospectus and identified in supplements to this prospectus may also offer and sell our ordinary shares under this prospectus.

Under this shelf process, we may offer the securities described in this prospectus in one or more offerings up to a total price to the public of $125 million. The selling shareholder may sell up to 1,266,141 ordinary shares in one or more offerings. The offer and sale of securities under this prospectus may be made from time to time, in one or more offerings, in any manner described under the section in this prospectus entitled “Plan of Distribution.”

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, if required. The prospectus supplement may also add, update or change information contained in this prospectus, and may also contain information about any material federal income tax considerations relating to the securities covered by the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This summary may not contain all of the information that may be important to you. You should read this entire prospectus, including the financial data and related notes incorporated by reference in this prospectus, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause or contribute to such differences include those referred to in “Risk Factors” and “Forward-Looking Statements.”

References to “we,” “us” and “our” in this prospectus, unless the context otherwise requires or as otherwise expressly stated, refer to MediWound Ltd and its subsidiaries.

MEDIWOUND LTD.

Company Overview

We are a global leader in next-generation enzymatic therapeutics focused on non-surgical tissue repair. Our solutions selectively remove non-viable hazardous tissue while preserving healthy tissue, offering a safer and more effective alternative to traditional methods. With robust in-house research, development, and manufacturing capabilities, the company produces and commercializes cutting-edge biologics for wound and burn care that exceed existing standards of care, improve patient outcomes, and reduce healthcare costs by eliminating the need for surgical interventions.

Our flagship product, NexoBrid, is a topically administered biological orphan drug that enzymatically removes eschar while preserving viable tissue in patients with deep partial- and full-thickness thermal burns. It is approved for use in more than 40 countries, including the United States, in the European Union, and Japan.

 Building on our proprietary enzymatic technology, we are advancing EscharEx®, a Phase III pipeline drug for the treatment of chronic wounds. EscharEx is a bioactive, multimodal debridement therapy for the treatment of chronic and other hard-to-heal wounds, currently in the advanced stages of clinical development. It is a concentrate of proteolytic enzymes, enriched with bromelain, designed for topical and easy-to-use daily applications. In three Phase II clinical trials, EscharEx has demonstrated a strong safety profile and efficacy in debridement, granulation tissue promotion, and the reduction of bioburden and biofilm, effectively preparing wound beds for healing. In February 2025 we announced the initiation of VALUE, a global, pivotal Phase III trial evaluating EscharEx for the treatment of venous leg ulcers (VLUs). In addition to the VALUE study, we plan to initiate a randomized, head-to-head Phase II study in 2025, comparing EscharEx to collagenase in VLU patients. Furthermore, we are advancing preparations for an adaptive design Phase II/III clinical trial targeting diabetic foot ulcers (DFUs), which is expected to begin in 2026.

Our pipeline also includes MW005, a topical therapeutic for the treatment of basal cell carcinoma that has demonstrated positive results in a Phase I/II study.

We manufacture NexoBrid and our product candidates in our cGMP certified sterile manufacturing facility at our headquarters in Yavne, Israel.

Corporate Information

We were incorporated under the laws of the State of Israel on January 27, 2000. Our principal executive offices are located at 42 Hayarkon Street, Yavne 8122745, Israel, and our telephone number is +972-77-971-4100. Our website is www.MediWound.com. The information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711, and its telephone number is +1 (302) 738-6680.

Throughout this prospectus, we refer to various trademarks, service marks and trade names that we use in our business. The “MediWound” design logo, “MediWound”, “NexoBrid”, “EscharEx” and other trademarks or service marks of MediWound Ltd. appearing in this prospectus are the property of MediWound Ltd. We have several other registered trademarks, service marks and pending applications relating to our products. Although we have omitted the “®” and “™” trademark designations for such marks in this prospectus, all rights to such trademarks are nevertheless reserved. Other trademarks and service marks appearing in this prospectus are the property of their respective holders.

RISK FACTORS

An investment in our securities involves a high degree of risk. Our business, financial condition or results of operations could be adversely affected by any of these risks. If any of these risks is actualized, the value of our ordinary shares and our other securities may decline. You should carefully consider the risk factors discussed under the caption “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2024 as filed with the SEC on March 19 2025, in any other filings that we make with the SEC subsequent to the date of this prospectus which are incorporated herein by reference, and in any supplement to this prospectus, before making your investment decision.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated in it by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives. Forward-looking statements include all statements that are not historical facts and in some cases can be identified by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” or the negative of these terms or other similar expressions that convey uncertainty of future events or outcomes.

Our ability to predict the results of our operations or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” and certain other matters discussed in this prospectus, the documents incorporated by reference in this prospectus, any supplement to this prospectus and other publicly available sources. Such factors and many other factors beyond the control of our management could cause our actual results, level of activity, performance or achievements to differ materially from any future results, level of activity, performance or achievements that may be expressed or implied by the forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities offered by us pursuant to this prospectus for general corporate purposes, which may include continued product development and commercialization. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, unless otherwise indicated in the applicable prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings.

Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of ordinary shares by the selling shareholder.

SELLING SHAREHOLDER

The selling shareholder and its affiliated entities may offer and sell from time to time pursuant to this prospectus, an aggregate of up to 1,266,141 of our ordinary shares.

The selling shareholder entities have the right to include their securities in a registration or offering effected by us under the terms of our Registration Rights Agreement dated April 6, 2021, which we refer to as the Registration Rights Agreement.

Except as otherwise disclosed in the footnotes below, the selling shareholder entities do not, or within the past three years have not had, any position, office or other material relationship with us.

The following table sets forth the name of the selling shareholder, the number of ordinary shares beneficially owned by the selling shareholder as of the date of this prospectus, the number of ordinary shares that may be offered under this prospectus and the number of ordinary shares beneficially owned by the selling shareholder assuming all of the shares covered hereby are sold. The number of ordinary shares in the column “Number of Shares Being Offered” represents all of the ordinary shares that the selling shareholder may offer under this prospectus. The selling shareholder may sell some, all or none of its ordinary shares. We do not know how long the selling shareholder will hold the ordinary shares before selling them, and we currently have no agreements, arrangements or understandings with the selling shareholder regarding the sale or other disposition of any of the ordinary shares. The ordinary shares covered hereby may be offered from time to time by the selling shareholder.

The information set forth below is based upon information obtained from the selling shareholder and information in our possession regarding the original issuance of the ordinary shares. The percentages of shares owned both before and after the offering are based on 10,793,057 ordinary shares outstanding as of the date of the prospectus, excluding the ordinary shares covered hereby.

Shares Beneficially Owned Prior to Offering(1)			Number of Shares Being Offered	Shares Beneficially Owned After Offering(2)
Name of Selling Shareholder	Number	Percent		Number	Percent
Entities Affiliated with Clal Biotechnology Industries(3)	1,481,522	13.7%	1,266,141	215,381	2.0%

(1)
“Beneficial ownership” is a term broadly defined by the SEC in Rule 13d-3 under the Exchange Act and includes more than the typical form of share ownership, that is, shares held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment power. In computing the number of shares beneficially owned by the selling shareholder and the percentage ownership of the selling shareholder, we have included shares (if any) that the selling shareholder has the right to acquire within 60 days of the date of this prospectus, including through the exercise of any option, warrant or other right or the conversion of any other security.

(2)
Assumes that all shares being registered in this prospectus are resold to third parties and that with respect to the selling shareholder, such selling shareholder sells all ordinary shares registered under this prospectus held by such selling shareholder.

(3)
Based solely on a Schedule 13D/A filed on July 19, 2024, Clal Biotechnology Industries Ltd. (“CBI”) owns directly 308,811 ordinary shares, and may be deemed to share voting and investment power over 1,172,710 ordinary shares owned directly by Clal Life Sciences L.P. (“CLS”), the general partner of which, Clal Application Center Ltd., is wholly owned by CBI. Each of Access Industries Holdings LLC (“AIH”), Access Industries, LLC (“Access LLC”), Access Industries Management, LLC (“AIM”), Clal Industries Ltd. (“Clal Industries”) and Len Blavatnik may be deemed to share voting and investment power over the ordinary shares owned directly by CBI and CLS because (i) Mr. Blavatnik controls AIM, AIH, Access LLC and AI International GP Limited (the general partner of AI SMS, as defined below), (ii) AIM controls Access LLC and AIH, (iii) Access LLC controls a majority of the outstanding voting interests in AIH, (iv) AIH owns a majority of the equity of AI SMS L.P. (“AI SMS”), (v) AI SMS controls AI Diversified Holdings Ltd. (“Holdings Limited”), (vi) Holdings Limited owns AI Diversified Parent S.à r.l., which owns AI Diversified Holdings S.à r.l., which owns Access AI Ltd (“Access AI”), (vii) Access AI wholly owns Clal Industries, (viii) Clal Industries is the controlling shareholder of CBI, and (ix) CBI is the sole shareholder of Clal Application Center Ltd. The foregoing entities, other than CBI and CLS, and each of their affiliated entities and the officers, partners, members and managers thereof, disclaim beneficial ownership of these securities. The address of Clal Industries Ltd. is the Triangular Tower, 3 Azrieli Center, Tel Aviv 67023, Israel and the address of Access Industries Holdings LLC is c/o Access Industries Inc., 40 West 57th Street, New York, New York 10019, United States.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we or the selling shareholder may offer. We will describe in the applicable prospectus supplement the particular terms of any securities offered by such prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, ordinary shares, warrants, debt securities and units comprising any combination of these securities. The total dollar amount of all securities that we may issue under this prospectus will not exceed $125,000,000.

DESCRIPTION OF ORDINARY SHARES

A description of our share capital and our ordinary shares can be found in Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 19, 2025, which is incorporated by reference herein.

General
Our authorized share capital consists of 20,000,000 ordinary shares, par value NIS 0.07 per share, of which 10,793,057 shares are issued and outstanding as of December 31, 2024.

All of our outstanding ordinary shares are validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not provide any preemptive rights.

Our registration number with the Israeli Registrar of Companies is 51-289494-0. Our purpose as set forth in our articles of association is to engage in any lawful activity.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company LLC), New York, New York.

Listing

Our ordinary shares are listed on the Nasdaq Global Market under the symbol “MDWD.”

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our ordinary shares and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the price at which, and the currency or currencies in which, the securities upon exercise of such warrants may be purchased;
•	the designation, amount and terms of the securities purchasable upon exercise of such warrants;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, any material Israeli and U.S. federal income tax considerations;
•	the anti-dilution provisions of such warrants, if any; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities together with other securities or separately, as described in the applicable prospectus supplement. The debt securities will be issued under an indenture between us and a trustee identified in the applicable prospectus supplement, the form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The executed indenture will be incorporated by reference from a report of foreign private issuer on Form 6-K. We encourage you to read the indenture, because the indenture will govern your rights as a holder of debt securities. The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The applicable prospectus supplement, including any applicable pricing supplement, will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;
•	the aggregate principal amount;
•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;
•	any limit on the aggregate principal amount;
•	the date or dates on which principal is payable;
•	the interest rate or rates (which may be fixed or variable) and/or, if applicable, the method used to determine such rate or rates;
•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;
•	the place or places where principal and, if applicable, premium and interest is payable;
•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;
•	the denominations in which such debt securities may be issuable, if other than denomination of $1,000, or any integral multiple of that number;
•	whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;
•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;
•	the currency of denomination;
•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;
•
if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

•
if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;
•	any events of default;
•	the terms and conditions, if any, for conversion into or exchange for our ordinary shares;
•	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and
•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company.

One or more debt securities may be sold at a substantial discount below their stated principal amount. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations that apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We and/or the selling shareholder may sell the securities included in this prospectus from time to time in one or more transactions, including without limitation:

•	through agents;
•	to or through one or more underwriters on a firm commitment or agency basis;
•	through put or call option transactions relating to the securities;
•	through broker-dealers (acting as agent or principal);
•	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;
•	through any other method permitted pursuant to applicable law; or
•	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain jurisdictions, if applicable, the securities sold under this prospectus may only be sold through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on Nasdaq or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, the selling shareholder or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We and/or the selling shareholder may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us and/or the selling shareholder to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us and/or the selling shareholder to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.
•
A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•
A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange, if the securities are listed on that exchange, or in the over-the-counter market or otherwise.

In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares may be issued upon conversion of or in exchange for debt securities or other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we and/or the selling shareholder make sales to or through one or more underwriters or agents in at-the-market offerings, we and/or the selling shareholder will do so pursuant to the terms of a distribution agreement between us and/or the selling shareholder and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we or the selling shareholder will sell our ordinary shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we and/or the selling shareholder may sell ordinary shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares sold will be sold at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we and/or the selling shareholder also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or warrants. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us and/or the selling shareholder directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any re-sales of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer

In connection with offerings made through underwriters or agents, we and/or the selling shareholder may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us and/or the selling shareholder under these arrangements to close out any related open borrowings of securities.

We and/or the selling shareholder may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us and/or the selling shareholder or borrowed from us, the selling shareholder or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us and/or the selling shareholder in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We and/or the selling shareholder may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

EXPENSES ASSOCIATED WITH THE REGISTRATION

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee and the FINRA filing fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fee		$6,239.92
FINRA filing fee	$	*
Legal fees and expenses		*
Accountants’ fees and expenses		*
Printing fees		*
Miscellaneous		*
TOTAL	$	*

* These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

LEGAL MATTERS

Certain legal matters with respect to Israeli law and with respect to the validity of the offered securities under Israeli law will be passed upon for us by Meitar | Law Offices, Ramat Gan, Israel. Certain legal matters with respect to U.S. law will be passed upon for us by Latham & Watkins LLP, New York, New York.

EXPERTS

The consolidated financial statements of MediWound Ltd. as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities offered by this prospectus. This prospectus and any accompanying prospectus supplement do not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including its exhibits and schedules, for further information about us and the securities we may offer. Statements we make in this prospectus and any accompanying prospectus supplement about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the office of the SEC and may be inspected without charge.

We are subject to the information reporting requirements of the Exchange Act. Under the Exchange Act, we are required to file annual and special reports and other information with the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the filing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information and proxy statements for our general meetings of shareholders.

We file or furnish reports, proxy statements and other information with or to the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

We maintain a corporate website at www.MediWound.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to another document filed by us with the SEC. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and, to the extent specifically designated therein, reports of foreign private issuer on Form 6-K we furnish to the SEC on or after the date on which this registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on March 19, 2025; and

•
the description of our ordinary shares contained under the heading “Item 1. Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A, as filed with the SEC on March 12, 2014, as updated by the description of our ordinary shares that served as Exhibit 2.1 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on March 19, 2025.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

MediWound Ltd.
c/o LifeSci Advisors
Attn: Daniel Ferry, Managing Director
Email: daniel@lifesciadvisors.com

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors, officers and any Israeli experts named in this registration statement, substantially all of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Meitar | Law Offices, that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws because Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

We have irrevocably appointed Puglisi & Associates as our agent to receive service of process in any action against us in any United States federal or state court arising out of the offerings under this prospectus or any purchase or sale of securities in connection with any such offering(s). Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act or the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

•
the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law prevailing in Israel;

•	the prevailing law of the foreign state in which the judgment is rendered allows for the enforcement of judgments of Israeli courts;
•	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;
•	the judgment is not contrary to public policy of Israel, and the enforcement of the civil liabilities set forth in the judgment is not likely to impair the security or sovereignty of Israel;
•	the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties;
•	an action between the same parties in the same matter was not pending in any Israeli court at the time at which the lawsuit was instituted in the foreign court; and
•	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

1,734,105 Ordinary Shares

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

September 29, 2025